UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

TIVIC HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41052	81-4016391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 100

Hayward, CA 94545

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 276-6888

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) regarding the Cai Employment Agreement (as defined in Item 5.02, below) and the Sabia Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report regarding the Benz Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Briana Benz

On April 1, 2022, Briana Benz resigned from her role as Chief Financial Officer of Tivic Health Systems, Inc., a Delaware corporation (the “Company”), to pursue other opportunities. As a result of her resignation, the employment agreement between the Company and Ms. Benz, dated July 29, 2021 (the “Benz Employment Agreement”), terminated, effective April 1, 2022 (the “Separation Date”). In accordance with the Benz Employment Agreement, Ms. Benz will be paid all accrued and unpaid wages, as well as all accrued but unused vacation hours, through the Separation Date.

Ms. Benz has advised the Company that her decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

In addition, on April 1, 2022, in connection with Ms. Benz’ resignation, the Company repurchased a total of 93,750 restricted shares of Company common stock from Ms. Benz for an aggregate purchase price of $375 ($0.004 per share), which shares were previously purchased by Ms. Benz pursuant to that Restricted Stock Purchase Agreement between the Company and Ms. Benz, dated July 30, 2021, and remained unvested as of the Separation Date.

Appointment of Veronica Cai

On April 1, 2022, Veronica Cai was appointed as the Company’s new Chief Financial Officer. Ms. Cai, 46 years of age, is a strategic and collaborative executive with two and a half decades of finance and accounting experience, specializing in scaling finance organizations in early development stage to post commercial, large international corporations and IPOs. She has an audit background and has held various senior financial executive roles in both publicly listed companies, private-equity backed technologies and healthcare businesses, assisting with the navigation through transitions between the different phases of business and fund raisings efforts of such businesses. Prior to joining the Company, Ms. Cai served as the Vice President of Accounting & Finance at RefleXion Medical, Inc., a private medical device company located in California, from April 2020 to February 2022. Prior to that, from February 2019 to April 2020, Ms. Cai served as the Principal Accounting Officer and Corporate Controller for Catalyst Biosciences, Inc. (NASDAQ:CBIO), biopharmaceutical company focused on developing protease therapeutics, where she oversaw all accounting functions and assisted their corporate management team with the preparation and filing of all of the Company’s Securities and Exchange Commission regulatory filings. From April 2016 to December 2018, Ms. Cai served as a director and the Assistant Controller of Zogenix, Inc. (previously, NASDAQ:ZGNX), a pharmaceutical company focused on developing and commercializing therapies for certain rare diseases. Additionally, from October 1998 to April 2016, Ms. Cai served in a number of financial and accounting roles advancing her accounting and auditing skills serving on behalf of public and privately-held companies throughout California. Ms. Cai also worked as an Inspections Specialist at the Public Company Accounting Board (PCAOB) from September 2012 to February 2015. She received Bachelors of Science Degrees in Business Administration and Accounting and Finance from San Francisco State University.

On April, 1, 2022, in connection with her appointment as Chief Financial Officer, the Company and Ms. Cai entered into an executive offer letter agreement (the “Cai Employment Agreement”), pursuant to which Ms. Cai is entitled to receive a base salary of $325,000 per annum (subject to review and adjustment in accordance with the Company’s normal performance review practices), and she will be eligible to receive, at the sole discretion of the Company’s Board of Directors (“Board”), an annual end-of-year incentive bonus in an amount up to 25% of her base salary. Additionally, in connection with her appointment as Chief Financial Officer, on April 1, 2022 the Company granted Ms. Cai stock options to purchase 117,880 shares of Company common stock under the Company’s 2021 Equity Incentive Plan, which options (i) have an exercise price of $1.61 per share, (ii) will expire 10 years from the date of grant, and (iii) shall vest as follows: (a) 25% on April 1, 2023, and (b) the balance will vest in 36 equal monthly installments thereafter, subject to limited exceptions.

Pursuant to the Cai Employment Agreement, Ms. Cai’s employment is “at will,” meaning that either she or the Company are entitled to terminate Ms. Cai’s employment at any time and for any reason, with or without cause. In the event that her employment with the Company is terminated for any reason before December 31 of any given year, she will not be entitled to receive an annual end-of-year bonus. In the event that (i) Ms. Cai elects to terminate her employment with the Company other than for good reason, (ii) the Company terminates her employment for cause, or (iii) her employment is terminated as a result of her death of complete disability, then Ms. Cai will not be entitled to receive any separation benefits. In the event that Ms. Cai terminates her employment for good reason or the Company terminates her employment without cause, then Ms. Cai shall be entitled to receive 1/12 of her base salary for a period of six months after termination and the Company shall pay her COBRA coverage for a period of six months after termination.

There is no arrangement or understanding between Ms. Cai and any other person pursuant to which Ms. Cai was appointed as Chief Financial Officer. There are no family relationships between Ms. Cai and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Ms. Cai has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ryan Sabia Employment Agreement

On April 1, 2022, the Company entered into an executive offer letter agreement with Ryan Sabia (“Sabia Employment Agreement”), the Company’s Chief Operating Officer; pursuant to which Mr. Sabia is entitled to receive a base salary of $250,000 per annum (subject to review and adjustment in accordance with the Company’s normal performance review practices), and he will be eligible to receive, at the sole discretion of the Board, an annual end-of-year incentive bonus in an amount up to 25% of his base salary.

Pursuant to the Sabia Employment Agreement, Mr. Sabia’s employment is “at will,” meaning that either he or the Company are entitled to terminate Mr. Sabia’s employment at any time and for any reason, with or without cause. In the event that his employment with the Company is terminated for any reason before December 31 of any given year, he will not be entitled to receive an annual end-of-year bonus. In the event that (i) Mr. Sabia elects to terminate his employment with the Company other than for good reason, (ii) the Company terminates his employment for cause, or (iii) his employment is terminated as a result of his death of complete disability, then Mr. Sabia will not be entitled to receive any separation benefits. In the event that Mr. Sabia terminates his employment for good reason or the Company terminates his employment without cause, then Mr. Sabia shall be entitled to receive 1/12 of his base salary for a period of six months after termination and the Company shall pay his COBRA coverage for a period of six months after termination.

The summary of the terms of the Cai Employment Agreement and Sabia Employment Agreement set forth above in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Cai Employment Agreement and Sabia Employment Agreement, copies of which are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2 respectively, each of which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 5, 2022, the Company issued a press announcing the management changes set forth above, amongst other things. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, including Exhibit 99.1 attached hereto, or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Securities and Exchange Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Offer Letter, between Tivic Health Systems, Inc. and Veronica Cai, dated April 1, 2022.
10.2	Executive Offer Letter, between Tivic Health Systems, Inc. and Ryan Sabia, dated April 1, 2022.
99.1	Press Release, dated April 5, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2022

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name: Jennifer Ernst
Title: Chief Executive Officer